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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported): NOVEMBER 29, 2000


                             PLAINS RESOURCES INC.
             (Exact name of registrant as specified in its charter)

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
                  DELAWARE                               0-9808                          13-2898764
(State or other jurisdiction of Organization)     (Commission File No.)     (I.R.S. Employer Identification No.)
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            500 DALLAS STREET, SUITE 700
                 HOUSTON, TEXAS                         77002
    (Address of Principal Executive Offices)          (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 654-1414
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ITEM 5.  OTHER EVENTS

     On November 29, 2000, the Registrant announced that its Board of Directors had approved the Company's proposed capital plan for 2001. The Company's upstream plans call for spending approximately $120 million in 2001, excluding potential acquisitions. This amount is approximately 50% higher than 2000's estimated upstream capital expenditures of $80 million.

     On November 30, 2000, the Registrant announced that it has called for redemption substantially all of the outstanding shares of its Series G Preferred stock at 105% of stated value. Each share of Series G Preferred stock has a stated value of $500 per share and bears a dividend of 9.5% per annum. Approximately 171,600 shares of Series G Preferred stock are outstanding, having
an aggregate stated value of $85.8 million.    The Company also announced an
exchange offer pursuant to which holders of the Series G Preferred could exchange their shares for an equivalent number of shares of a new Series H Preferred stock, plus a cash payment in an amount equal to accrued and unpaid dividends. The new Series H stock is convertible into the same number of shares of common stock as the Series G Preferred, but does not bear a dividend and does not contain a mandatory redemption feature. In addition, if not earlier converted or exchanged, the Series H Preferred will automatically convert into common stock on September 30, 2001. The Registrant's announcement is attached as an exhibit to this report.

     On November 30, 2000, the Registrant announced that it had retained Petrie Parkman & Co. to assist it in evaluating strategic restructuring alternatives intended to optimize the value and value-creating ability of each of its upstream and midstream business segments. The alternatives to be evaluated include, but are not limited to, a spin-off or split-off of either the upstream segment or midstream segment, a spin-off or special dividend of certain units of Plains All American Pipeline, L.P. and potential asset sales. Any modifications to the existing structure will depend on a number of factors including tax efficiency, critical mass and other considerations. Accordingly, there can be no assurance that any modifications will be made. The Registrant's announcement is attached as an exhibit to this report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

     99.1   -    Press Release of Registrant dated November 29, 2000, announcing
                 Increase in Upstream Spending Plans for 2001

     99.2   -    Press Release of Registrant dated November 30, 2000, announcing
                 Call for Redemption of Series G Preferred Stock; Launches
                 Exchange Offer.

     99.3   -    Press Release of the Registrant dated November 30, 2000,
                 announcing Plans to Evaluate Restructuring Alternatives.

                                     PLX-1
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 7, 2000

                              PLAINS RESOURCES INC.


                              By:  /s/ Tim Moore
                                   ----------------------
                              Name:  Tim Moore
                              Title:  Vice President

                                     PLX-2
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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

   99.1        -- Press Release of Registrant dated November 29, 2000,
                  announcing Increase in Upstream Spending Plans for 2001

   99.2        -- Press Release of Registrant dated November 30, 2000,
                  announcing Call for Redemption of Series G Preferred Stock; Launches Exchange Offer.

   99.3        -- Press Release of the Registrant dated November 30, 2000, announcing Plans to Evaluate Restructuring Alternatives.

                                     PLX-3